HZO, INC.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Right of First Refusal and Co-Sale Agreement (this “Agreement”) is made as of September 25, 2009 by and among hZo, Inc., a Delaware corporation (the “Company”) the individuals and entities listed on Exhibit A attached hereto (each, an “Investor,” and collectively, the “Investors”) and the individuals listed on Exhibit B attached hereto (each, a “Key Holder,” and collectively, the “Key Holders”).

RECITALS

WHEREAS:  The Investors are parties to the Series A Preferred Stock Purchase Agreement of event date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”) and it is a condition to the closing of the sale of the Series A Preferred Stock to the Investors that the Investors, the Key Holders and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions

.  For purposes of this Agreement, the following terms have the following meanings:

A. “Common Stock” means the common stock of the Company.

B. “Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, Preferred Stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.

C. “Co-Sale Eligible Investor” means each Eligible Investor who has not exercised its right in Sections 3(B) and/or 3(C), as the case may be.

D. “days” means calendar days; provided that if any day falls on a weekend or a federal holiday, the term “day” means the next business day.

E. “Eligible Investors” means Investors (other than the Seller) who or which, at the time in question, hold at least 1,000,000 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) of the outstanding shares of Preferred Stock.

F. “Preferred Stock” means the Series A Preferred Stock.

G. Qualified Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of the Company’s Common Stock, in which gross proceeds to the Company in excess of $25,000,000.

H.  “Rights of Co-Sale” means the rights of co-sale provided to the Co-Sale Eligible Investors in Section 4 of this Agreement.

I. “Rights of First Refusal” means the rights of first refusal provided to the Company and the Eligible Investors in Section 3 of this Agreement.

J. “Seller” means any Key Holder proposing to Transfer Seller Shares.

K. “Seller Shares” means all shares of Common Stock of the Company owned as of the date hereof or hereafter acquired by a Key Holder.

L. “Series A Preferred Stock” means all shares of the Series A Preferred Stock issued pursuant to the Purchase Agreement.

M.  “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(1) any transfer of Seller Shares by a Seller to Seller’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts or partnership or partnerships for the exclusive benefit (excepting residuary beneficiaries) of Seller or those members of Seller’s family specified in this Section 1(M)(1) or transfers of Seller Shares by Seller by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(2) any bona fide gift to a tax exempt organization effected for tax planning purposes, provided, that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(3) up to an aggregate of 5% of Seller Shares held by Seller as of the date hereof; and

(4) any repurchase of Seller Shares by the Company pursuant to agreements under which the Company has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal.

If Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; and (iv) the section in this agreement upon which Seller is relying in making an excepted transfer.

2. Restrictions on Transfer.

A. General.  Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of Section 2(B), Section 3, and Section 4.

B. Notice of Proposed Transfer.  Prior to Seller Transferring any of its Seller Shares, Seller shall simultaneously deliver to the Company and the Eligible Investors a written notice (the “Transfer Notice”) in the form attached hereto as Exhibit C, stating: (i) Seller’s bona fide intention to sell or otherwise Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”); and (v) each Eligible Investor’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares.

3. Right of First Refusal.

A. Exercise by the Company

(1) For a period of twenty (20) days (the “Initial Exercise Period”) after the last date on which the Transfer Notice is, pursuant to Section 8(A) hereof, deemed to have been delivered to the Company and all Eligible Investors, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 3.  In order to exercise its right hereunder, the Company must deliver written notice to Seller within the Initial Exercise Period.

(2) Upon the earlier to occur of (a) the expiration of the Initial Exercise Period or (b) the time when Seller has received written confirmation from the Company regarding its exercise of its Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Eligible Investors may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

B. Initial Exercise by the Eligible Investors

(1) Subject to the limitations of this Section 3(B) during the Initial Exercise Period the Eligible Investors shall have the right to purchase in the aggregate all but not less than all of the Offered Shares not purchased by the Company pursuant to Section 3(A) above (the “Remaining Shares”) on the terms and conditions set forth in this Section 3.  In order to exercise its rights hereunder, such Eligible Investor must provide written notice delivered to Seller within the Initial Exercise Period.

(2) To the extent the aggregate number of shares that the Eligible Investors desire to purchase (as evidenced in the written notices delivered to Seller) exceeds the Remaining Shares, each Eligible Investor so exercising will be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held by such Eligible Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Eligible Investors exercising their Rights of First Refusal (“Pro Rata ROFR Share”), recursively allocated to participating Eligible Investors to the extent of any unsubscribed shares.

C. Within five (5) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Eligible Investor specifying the number of Offered Shares to be purchased by the Company and each Eligible Investor exercising its Right of First Refusal (the “ROFR Confirmation Notice”).  The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Eligible Investors, if any, pursuant to Sections 3(A) and 3(B) hereof.

D. Purchase Price.  The purchase price for the Offered Shares to be purchased by the Company or by an Eligible Investor exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3(E) hereof.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Eligible Investor and Seller, absent fraud or error.

E. Closing; Payment.  Subject to compliance with applicable state and federal securities laws, the Company and the Eligible Investors exercising their Rights of First Refusal shall effect the purchase of all the Offered Shares, including the payment of the purchase price, within ten (10) days after the later of (i) delivery of the ROFR Confirmation Notice, and (ii) Delivery of the Co-Sale Confirmation Notice (as defined in Section 4(A)(3) below) (the “Right of First Refusal Closing”).  If the Company and the Eligible Investors, individually or collectively, do not timely elect to purchase all of the Offered Shares pursuant to this Section 3, then, after compliance with Section 4 and the other terms of this Agreement, Seller may Transfer the Offered Shares to the purchaser or other transferee named in the Transfer Notice for the consideration and on the other terms set forth in the Transfer Notice and not otherwise.  Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company or the Eligible Investor, as the case may be, or (iv) by any combination of the foregoing.  At such Right of First Refusal Closing, Seller shall deliver to each of the Company and the Eligible Investors exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

F. Exclusion from Right of First Refusal.  This Right of First Refusal shall not apply with respect to capital stock sold or to be sold by the Co-Sale Eligible Investors pursuant to the Right of Co-Sale set forth in Section 4 below.

4. Right of Co-Sale.

A. Exercise by the Eligible Investors.

(1) Subject to the limitations of this Section 4, to the extent that the Company and the Eligible Investors do not exercise their respective Rights of First Refusal with respect to all of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3 hereof, then, each Eligible Investor who has not exercised its Right of First Refusal pursuant to Section 3(B) or 3(C) (a “Co-Sale Eligible Investor”) shall have the right to participate in such sale of the Offered Shares which are not being purchased by the Company or the Eligible Investors pursuant to their respective Rights of First Refusal (“Residual Shares”) on the same terms and conditions as specified in the Transfer Notice.  To exercise its rights hereunder, each Co-Sale Eligible Investor (a “Selling Investor”) must have provided a written notice to Seller within the Initial Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 4(A).

(2) If the aggregate number of shares that the Selling Investors desire to sell (as evidenced by written notices delivered to Seller) exceeds the number of Residual Shares, each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares which shall be equal to that number of Residual Shares equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by Seller and the Investors (“Pro Rata Co-Sale Share”).

(3) Within ten (10) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

B. Closing; Consummation of the Co-Sale.  Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) days after the delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”).  If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 4, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Investor is entitled to sell pursuant to this Section 4.  At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller will remit, or will cause to be remitted, to each Selling Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

C. Exclusion from Co-Sale Right.  This Right of Co-Sale shall not apply with respect to capital stock sold or to be sold to Eligible Investors or the Company pursuant to the Right of First Refusal.

D. Multiple Series, Class or Type of Stock.  If the Offered Shares consist of more than one series, class or type of security, Seller has the right to Transfer hereunder each such series, class or type; provided, that if, as to the Right of Co-Sale, a Selling Investor does not hold any of such series, class or type and the Proposed Transferee is not willing, at the Co-Sale Closing, to purchase some other series, class or type of security from such Selling Investor, or is unwilling to purchase any security from such Selling Investor at the Co-Sale Closing, then such Selling Investor will have the put right (the “Put Right”) set forth in Section 5(B) below.

E. Seller’s Right To Transfer.  If any of the Offered Shares remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then Seller shall be free to Transfer, subject to Section 5 below, any such remaining shares to the Proposed Transferee at the Offered Price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the seventy-two (72) day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.

5. Conditions to Valid Transfer.

A. Generally.  Any attempt by any Seller to Transfer any Seller Shares in violation of any provision of this Agreement will be void.  No securities shall be transferred by Seller unless (i) such Transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement.  The Company will not be required to (i) transfer on its books any shares that have been sold, gifted or otherwise Transferred in violation of any provisions of this Agreement or (ii) treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

B. Put Right.  If a Seller Transfers any Seller Shares in contravention of the Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if the Proposed Transferee of Offered Shares desires to purchase a class, series or type of stock offered by Seller but not held by a Selling Investor, or the Proposed Transferee is unwilling to purchase any securities from a Selling Investor, such Selling Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten (10) days after the later of (i) the Co-Sale Closing and (ii) the date on which such Selling Investor becomes aware of the Prohibited Transfer or the terms thereof, require such Seller to purchase from such Selling Investor that number of shares of Preferred Stock (on an as-converted basis) or Common Stock subject to Section 5(B)(2)) that is equal to the number of Residual Shares such Selling  Investor would have been entitled to Transfer to the purchaser (the “Put Shares”).  Such sale shall be made on the following terms and conditions:

(1) The price per share at which the Put Shares are to be sold to Seller shall be equal to the price per share that the Selling Investor would have received at the Co-Sale Closing of such Prohibited Transfer if such Selling Investor had sold such Put Shares at the Co-Sale Closing.  Such purchase price of the Put Shares shall be paid in cash or such other consideration as Seller received in the Prohibited Transfer or at the Co-Sale Closing.  Seller shall also reimburse the Selling Investor for any and all fees and expenses, including, but not limited to, legal fees and expenses, incurred pursuant to the exercise or attempted exercise of such Selling Investor’s Rights of Co-Sale pursuant to Section 4 or in the exercise of its rights under this Section 5 with respect to the Put Shares.

(2) The Put Shares of Stock to be sold to Seller shall be of the same class or type as Transferred in the Prohibited Transfer or at the Co-Sale Closing if such Selling Investor then owns securities of such class or type.  If such Selling Investor does not own any of such class or type, the Put Shares shall be shares of Common Stock (or Preferred Stock convertible into Common Stock at the option of the holder thereof).

(3) The closing of such sale to Seller will occur within ten (10) days after the date of such Selling Investor’s Put Notice to such Seller.  At such closing, the Selling Investor shall deliver to Seller the certificate or certificates representing the Put Shares to be sold, each certificate to be properly endorsed for transfer, and immediately upon receipt thereof, such Seller shall pay the aggregate purchase price therefor, and the amount of reimbursable fees and expenses, as specified in Section 5(B)(1).

6. Restrictive Legend and Stop Transfer Orders

A. Legend.  Each Key Holder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Seller Shares by such Key Holder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

B. Stop Transfer Instructions.  In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

7. Termination

.  This Agreement shall terminate upon the earlier to occur of (i) immediately prior to the closing of a Qualified Public Offering and (ii) immediately prior to the consummation of a Liquidation Event (as defined in the Company’s Certificate of Incorporation).

8. Miscellaneous Provisions.

A. Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(1) if to an Investor, at the Investor’s address or facsimile number as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(2) if to any Key Holder, at such address or facsimile number as shown in the Company’s records, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(3) if to the Company, to 3855 South 500 West, Suite J, Salt Lake City, UT 84115, Attn: President, or to such other address as the Company shall have furnished to the Investors.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

B. Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company.  Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

C. Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

D. Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated (each, an “Amendment”) other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding at least two-thirds (2/3rds) of the shares of Preferred Stock then held by the Investors (on an as converted to common basis); provided, however, that Investors purchasing shares of Series A Preferred Stock in a Closing after the Initial Closing (as such terms are defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this paragraph or any consent or approval of any other Investor.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Key Holder, the Company and each Investor and each future holder of shares of Preferred Stock with rights under this Agreement.  Each Investor and Key Holder acknowledges that by the operation of this paragraph, the holders of two-thirds (2/3rds) of the shares of Preferred Stock then held by the Investors will have the right and power to diminish or eliminate all rights of such Investor and Key Holder under this Agreement.

E. Continuity of Other Restrictions.  Any Seller Shares not purchased by the Company or any Eligible Investor pursuant to their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Seller Shares hereunder and by law, including any restrictions imposed under the Company’s Amended and Restated Certificate of Incorporation (“Certificate”) or Bylaws, or by agreement.

F. Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

G. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

H. Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

I. Conflict.  In the event of any conflict between the terms of this Agreement and the Company’s Certificate or its Bylaws, the terms of the Company’s Certificate or its Bylaws, as the case may be, will control.  In the event of any conflict between the terms of this Agreement and any other agreement to which a Key Holder is a party or by which such Key Holder is bound, the terms of this Agreement will control.  In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

J. Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.  No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

K. Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

L. Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

M. Aggregation.  All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

 (Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement on the day and year first above written.

“COMPANY”

HZO, INC.
a Delaware corporation

By:
Robert G. Pedersen II
President
“INVESTORS”

vSPRING III, L.P.
a Delaware limited partnership
By:           vSpring Management III, L.L.C.,
Its:           General Partner

By:
Name:           Ed Ekstrom
Title:           Managing Member

“INVESTORS”

NORTHEAST MARITIME INSTITUTE, INC.

By:

Name:

Title:

 “INVESTORS”

ZAGG, INC.

By:

Name:

Title:

 “INVESTORS”

[ADDITIONAL INVESTOR]

By:

Name:

Title:

“KEY HOLDERS”

Robert G. Pedersen II

Eric Dawicki

Larry Harmer

Ed Ekstrom

CB Gordon

Brandon O’Brien

Brian Packer

Derek Smith

Sidney Martin

EXHIBIT A

INVESTORS

Investor
vSpring III, L.P. 2795 E. Cottonwood Pkwy., Suite 360 Salt Lake City, Utah 84121 Attn: Ed Ekstrom Tel: (801) 942.8999 Fax: (801) 942.1636
Northeast Maritime Institute, Inc. 32 Washington St. Fairhaven, MA 02719 Attn: President Tel: 800-767-4025 Fax: 508-992-1236
ZAGG, Inc. 3855 So. 500 W. Suite B Salt Lake City, UT 84115-4279 Attn: President Tel: 801-263-0699 Fax: [_________]
[Other Investors] [Address] Attn: [__________] Tel: [_________] Fax: [_________]

EXHIBIT B

KEY HOLDERS

Robert G. Pedersen II [address]
Eric Dawicki [address]
Larry Harmer [address]
Ed Ekstrom [address]
CB Gordon [address]
Brandon O’Brien [address]
Brian Packer [address]
Derek Smith [address]
Sidney Martin [address]

EXHIBIT C

NOTICE OF SHARE TRANSFER

I, ____________, wish to transfer ____________ shares of ____________ stock of hZo, Inc. (the “Seller Shares”) pursuant to a (please check one):  sale (  ) other (  ) (please describe)
.

I propose to transfer Seller Shares to the following entities and individuals:

1.Proposed Transferee #1 [Address] [Phone Number]	[amount, type and price of shares]
2.Proposed Transferee #2 [Address] [Phone Number]	[amount, type and price of shares]
3.Proposed Transferee #3 [Address] [Phone Number]	[amount, type and price of shares]

The cash consideration for Seller Shares totals $________.  The fair market value of the non-cash consideration for Seller Shares, if any, as of the date of this Notice totals $________.

The non-cash consideration consists of (please describe in reasonable detail):
.

Pursuant to the Right of First Refusal and Co-Sale Agreement, dated as of ____________, I write to inform you of your Right of First Refusal and your Right of Co-Sale with respect to Seller Shares.  If you choose to do so, you may exercise one (but not both) of these rights with respect to Seller Shares by returning this Notice to me, at the address below, with a copy to the hZo, Inc.  If you decline your right to do so, you need not return anything.

I exercise my Right of First Refusal

I exercise my Right of Co-Sale

I wish to (circle one, not both) buy / sell ________ shares of ________ stock.

WE MUST RECEIVE YOUR NOTICE BY [the date 20 days after date Notice deemed to have been received by Company and Eligible Investors].  There is no extension of this deadline.

[Seller’s Address and Name]

[Company’s Address and Contact]